Exhibit 24.1

LIMITED POWER OF ATTORNEY

WHEREAS, Nikos Fountas, an individual serving as a director or officer of Euronet Worldwide, Inc. (the “Company”), files with the Securities and Exchange Commission (“Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reports required in connection with the purchase or sale of stock and derivative securities of the Company, including but not limited to reports on initial ownership or changes of beneficial ownership of the common stock of the Company on Forms 3, Forms 4 or Forms 5, and any amendments thereto as may be required by the Commission pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder, along with any and all other documents relating thereto or in connection therewith, including the Application For EDGAR Access (Form ID), which filings will be in connection with the changes, from time to time, in the beneficial ownership by the undersigned in shares of the Company's stock and derivative securities;

NOW THEREWITH, the undersigned, in his individual capacity, hereby constitutes and appoints Scott D. Claassen, Desmond B. Acosta, Kevin S. Murphy and Rick L. Weller my true and lawful attorneys-in-fact and agents (hereinafter referred to as my “Attorney”), with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any or all Applications For EDGAR Access (Form ID), Forms 3, Forms 4 and Forms 5, any and all amendments thereto, and any and all other documents related thereto or in connection therewith, reporting on my beneficial ownership of the stock and derivative securities of the Company and to file the same, with all exhibits thereto, with the Commission granting unto said Attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said Attorneys or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned further acknowledges and agrees that the Attorneys and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The Attorneys and the Company are not responsible for any errors or omissions in such filings. The Attorneys and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 7th day of August, 2020.

/s/ Nikos Fountas
Nikos Fountas

ANY PERSON RELYING ON THIS POWER OF ATTORNEY MAY RELY ON A PHOTOCOPY AS IF IT WERE AN ORIGINAL